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                                 Exhibit 11(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 15, 2001, relating to the financial statements and financial highlights which appear in the June 29, 2001 Annual Report to Shareholders of State Street Research Large-Cap Analyst Fund (a series of State Street Research Securities Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts

June 27, 2001